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                                                                    Exhibit 4(b)
                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                       AND
                              OTHER LOAN DOCUMENTS

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (the "Amendment"), dated as of July 17, 2000 (the "Effective Date"), is among MPW Industrial Services Group, Inc., Aquatech Environmental, Inc., Pentagon Technologies Group, Inc., each of the other Subsidiaries of MPW Group listed on the Schedule of Subsidiary Borrowers attached hereto, the Lenders listed on the signature pages of this Amendment, Bank One, NA, as Administrative Agent and LC Issuer, and National City Bank, as Documentation Agent.

                             Background Information
                             ----------------------

         A. Borrowers, Lenders, Administrative Agent, LC Issuer and Documentation Agent entered into a certain Credit Agreement, dated as of October 20, 1999 (the "Agreement").

         B. Lenders have extended a revolving line of credit loan (the "Revolving Loan") to Borrowers in the maximum principal amount of $100 million pursuant to the Agreement.

         C. The Revolving Credit Loan is secured by a security interest in, lien on and pledge of all of Borrowers' personal property pursuant to a Pledge and Security Agreement, dated as of October 20, 1999 (the "Security Agreement").

         D. MPW Group has advised Administrative Agent of its desire to enter into a Recapitalization Agreement (the "Recapitalization Agreement") with certain investment partnerships affiliated with Robert W. Baird & Co. Incorporated ("BCP") whereby one of the Borrowers, Pentagon Technologies Group, Inc. ("PTG"), will be merged with and into a newly formed subsidiary of BCP (the "Merger"), with PTG as the surviving corporation (PTG and the surviving corporation are hereinafter referred to as "Pentagon"). Pursuant to the Recapitalization Agreement and upon the consummation of the Merger, Pentagon's issued and outstanding shares of Common Stock, which are currently owned by MPW Management Services Corp., a subsidiary of MPW Group ("MSC"), will be converted into shares of New Series A Preferred Stock and New Common Stock of Pentagon (the "New Shares"). Immediately upon the consummation of the Merger, Pentagon will redeem certain of the New Shares held by MSC (the "Redemption", and, collectively with the Merger and the transactions contemplated by the Recapitalization Agreement, the "Sale"), and after consummation of the Sale, MSC will own 6,696.14 shares of New Series A Preferred Stock and 297,606.09 shares of the New Common Stock of Pentagon (the "Retained Shares").

         E.       MPW Group has requested the consent of Lenders to the Sale.

         F. Lenders are willing to consent to the Sale, which requires that (i) Pentagon be released from its obligations under the Agreement, the Security Agreement and the other Loan Documents, and (ii) the Agreement, the Security Agreement and the other Loan Documents be amended and otherwise modified, upon and subject to the terms and conditions set forth herein.

         G. In connection with the Sale, Borrowers incurred an extraordinary loss of $5,712,000 (the "Loss"), as shown in its quarterly financial statements for the fiscal quarter ended March 31,
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2000 (the "Third Quarter 2000"). In calculating Consolidated EBIT in accordance with the terms of the Agreement, Consolidated Interest Expense and expense for taxes paid or accrued are added to Consolidated Net Income, but extraordinary gains are not deducted from, and extraordinary losses are not added back to, Consolidated Net Income. Borrowers have requested that the Loss be added back when calculating Consolidated EBIT, and Lenders are willing to consent to such request, upon and subject to the terms and conditions set forth herein.

         H. MPW Group has caused to be formed two new Subsidiaries, MPW Industrial Services of Indiana, LLC, an Indiana limited liability company ("MPW-IN"), and MPW Industrial Cleaning Corp., an Ohio corporation ("Cleaning Corp." and together with MPW-IN, the "New Borrowers"). Section 2.24 of the Agreement provides that additional Subsidiaries of the Borrowers shall become Borrowers under the Agreement, the Facility LC Applications, the Notes and the other Loan Documents. The New Borrowers are executing this Amendment in accordance with the requirements of the Agreement to become a Borrower under the Agreement, the Facility LC Applications, the Notes and the other Loan Documents in order to induce the Banks to make additional Advances and Loans to the Borrowers and Bank One to issue additional Facility LCs and as consideration for Advances and Loans previously made and Facility LCs previously issued.

                                   Provisions
                                   ----------

         NOW, THEREFORE, in consideration of their mutual agreements hereunder and under the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Administrative Agent, on behalf of Lenders, Documentation Agent and LC Issuer, hereby agree as follows:

         1. Capitalized Terms. Except as otherwise defined herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

         2. Amendment and Modification of the Agreement, the Security Agreement and other Loan Documents. On the Effective Date:

                  (a) Pentagon shall cease to be a party to the Agreement, the Notes, the Security Agreement and all other Loan Documents, and the Agreement, the Notes, the Security Agreement and all other Loan Documents are hereby amended to delete Pentagon as a party thereto.

                  (b) Pentagon shall be released from all obligations, including payment obligations, imposed upon it as a "Borrower" under the Agreement, the Notes, the Security Agreement and all other Loan Documents.

                  (c) The limitation on Capital Expenditures by the Borrowers and their Subsidiaries set forth in the Agreement with respect to fiscal year 2000 shall be increased from $12, 000,000 to $15,000,000, and Section 6.16 of the Agreement shall be amended in its entirety to provide as follows:

                           "6.16. Capital Expenditures. Each Borrower will not,
                  nor will it permit any Subsidiary to, expend, or be committed

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                  to expend, in excess of the following amounts for Capital
                  Expenditures during any one fiscal year in the aggregate for the Borrowers and their Subsidiaries: (i) $15,000,000 during fiscal years 2000 and 2001; and (ii) $17,500,000 during any fiscal year thereafter. "

                  (d) All schedules to the Loan Documents listing the Subsidiary Borrowers are hereby amended to refer to the Schedule of Subsidiary Borrowers attached hereto and incorporated herein by reference and all such schedules to the Agreement are hereby deleted in their entirety and replaced with the Schedule of Subsidiary Borrowers attached hereto.

                  (e) All references in the Agreement to Schedule 1 (relating to Subsidiaries and Other Investments) are hereby amended to refer to
         Schedule 1 attached hereto and incorporated herein by reference and such Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

                  (f) All references in the Security Agreement to Exhibit A are hereby amended to refer to Exhibit A attached hereto and incorporated herein by reference and such Exhibit A to the Security Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

                  (g) Exhibit F to the Security Agreement shall be supplemented by the Supplement to Exhibit F attached hereto and incorporated herein by reference, which supplement adds offices in which financing statements have been filed with respect to the New Borrowers.

                  (h) In accordance with Section 2.24 of the Agreement, each of the New Borrowers, by their signatures below, shall become a Borrower under the Agreement, the Facility LC Applications, the Notes and the other Loan Documents with the same force and effect as if originally named therein as a Borrower, and each of the new Borrowers hereby (i) agrees to all the terms and provisions of the Agreement, the Facility LC Applications, the Notes and the other Loan Documents applicable to it as a Borrower thereunder, and (ii) represents and warrants that the representations and warranties made by it as a Borrower thereunder are true and correct on and as of the date hereof. Each reference to a "Borrower" in this Amendment, the Agreement, the Facility LC Applications, the Notes and the other Loan Documents shall be deemed to include each New Borrower. The Agreement, the Facility LC Applications, the Notes and the other Loan Documents are hereby incorporated herein by reference. The execution and delivery of this Amendment shall have the same effect as a Supplement in the form of Exhibit F attached to the Agreement signed by the New Borrowers. This Amendment, or a photocopy hereof (which shall be as effective as a manually signed counterpart of this Amendment) shall be attached to each Note as an allonge.

         3. Extraordinary Loss. Lenders hereby consent to allowing the amount of the Loss, to the extent deducted from revenues in determining Consolidated Net Income, to be added back when calculating Consolidated EBIT in each case where the financial results for the Third Quarter 2000

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are included in determining Consolidated EBIT for all purposes in accordance with the terms of the Agreement.

         4. Release of Security Interests, Liens and Pledges.

                  (a) Subject to the terms of subsection (b) below, all security interests, liens and pledges granted by Pentagon with respect to its property to Administrative Agent for the benefit of Lenders pursuant to the Security Agreement shall be terminated and released on the Effective Date, and promptly thereafter, at Borrower's cost, Administrative Agent shall (i) prepare and file all necessary terminations and releases of such security interests, liens and pledges, including UCC termination statements, and (ii) deliver the stock certificate evidencing Pentagon's issued and outstanding shares, together with all stock powers, to Pentagon or Pentagon's designee.

                  (b) Notwithstanding the terms of subsection (a) above, Administrative Agent shall retain a security interest in, lien on and pledge of the Retained Shares, and the Retained Shares shall remain subject to the Security Agreement.

         5. Conditions to Lender's Obligations. The obligations of Administrative Agent, on behalf of Lenders, to enter into this Amendment, and for Lenders to be bound by the terms hereof, are subject to the satisfaction of the following conditions precedent:

                  (a) Delivery of Documents. On or prior to the Effective Date, Administrative Agent shall have received the following:

                           (i) a copy of the resolutions (in form and substance
                  satisfactory to Lender) of the board of directors of each Borrower authorizing (A) the execution, delivery and performance of this Amendment and all other documents in connection herewith or therewith, as applicable, and (B) the consummation of the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary (or other appropriate representative) of each Borrower. Each such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof;

                           (ii) a legal opinion, in form and substance
                  satisfactory to Administrative Agent, from Borrowers' legal counsel;

                           (iii) stock certificate(s) evidencing the Retained
                  Shares, together with executed stock power(s);

                           (iv) all documents and instruments, including UCC
                  financing statements, with respect to the New Borrowers as Administrative Agent, in its reasonable discretion, deems necessary or desirable; and

                           (v) such other certificates, documents and other
                  items as Administrative Agent, in its reasonable discretion, deems necessary or desirable.

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                  (b) Borrowers shall pay, or cause to be paid, to
         Administrative Agent the net proceeds of the Sale, which proceeds shall be applied to reduce the outstanding principal balance of the Revolving Loan.

                  (c) Representations and Warranties. The representations and warranties made by Borrowers in this Amendment shall be true and correct in all material respects as of the date of this Amendment.

         6. Exhibits and Schedules. Each Borrower confirms and warrants that the information set forth in all schedules and exhibits to the Agreement, as modified by Section 2 hereof, is true, accurate and complete as of the date hereof.

         7. Truth of Representations and Warranties; No Defaults. Each Borrower hereby represents and warrants to Lenders and Administrative Agent that the following are true and correct as of the date of this Amendment:

                  (a) the representations and warranties of each Borrower contained in the Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date, unless stated to relate to a specific earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

                  (b) all financial statements and information of Borrowers provided to Administrative Agent and Lenders are true, accurate and complete in all material respects as of the date of, and for the periods covered by, such financial statements and information;

                  (c) neither this Amendment nor any other document, certificate or written statement furnished to Administrative Agent and/or Lenders or to special counsel to Administrative Agent by or on behalf of any Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

                  (d) each Borrower has full power and authority (i) to execute, deliver and perform this Amendment, and (ii) to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper action by each Borrower;

                  (e) no consent, waiver or authorization of, or filing with, any person, entity or governmental authority is required to be made or obtained by any Borrower in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

                  (f) this Amendment constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

                  (g) no Unmatured Default nor Default has occurred and is continuing; and

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                  (h) the execution and delivery by Borrowers of this Amendment and the performance by Borrowers of this Amendment: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which any Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which any Borrower is a party, or by which any Borrower's properties are bound; or (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of any Borrower.

         8. Reaffirmation of Liability. Each Borrower, excluding Pentagon, hereby reaffirms its liability to Lender under the Agreement, Security Agreement, the Notes, the other Loan Documents and all other agreements and instruments executed by Borrowers for the benefit of Administrative Agent and Lenders in connection with the Agreement (collectively, the "Bank Documents"). Without limiting the generality of the foregoing, and notwithstanding the release of Pentagon from such obligations, each Borrower, excluding Pentagon, reaffirms all of its payment obligations, including with respect to the Revolving Loan under the Agreement and the Notes and with respect to the Facility LCs. In addition, each Borrower, including Pentagon, agrees that Administrative Agent, each Lender, LC Issuer and Documentation Agent have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender, LC Issuer or Documentation Agent is in default under any obligation any of them has or ever did have to any Borrower under the Bank Documents or any other agreement.

         9. Effectiveness of Amendment. All of the terms, covenants and conditions of, and the obligations of Borrowers under, the Bank Documents shall remain in full force and effect as amended hereby.

         10. Preservation of Existing Security Interests. Except with respect to the release of the security interest, lien and pledge in certain property owned by Pentagon as set forth in Section 4 hereof, each mortgage, security interest, pledge, assignment, lien or other conveyance or encumbrance of any right, title, or interest in any property of any kind delivered to Administrative Agent for the benefit of Lenders at any time by any Borrower or any other Person in connection with the Bank Documents or to secure the performance of the obligations of Borrowers under the Bank Documents, including pursuant to the Security Agreement, shall remain in full force and effect following the execution of this Amendment.

         11. Applicable Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

         12. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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         13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Amendments and Supplements. This Amendment may not be amended or supplemented except by an instrument in writing executed by Borrowers and Agent.

         15. Covenants to Survive, Binding Agreement. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Administrative Agent, LC Issuer and Documentation Agent and their respective successors or assigns; provided, however, that Borrowers may not assign or otherwise dispose of any of its rights or obligations hereunder.

         16. Entire Agreement. This Amendment embodies the entire agreement and understanding among Borrowers and Administrative Agent, on behalf of Lenders, relating to, and supersedes all prior agreements and understandings among Borrowers and Administrative Agent and Lenders relating to, the subject matter hereof.

         17. Headings. The headings of the sections of this Amendment are for convenience only and shall not affect the meaning or interpretation of this Amendment.

         18. Interpretation. This Amendment is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         19. WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

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         IN WITNESS WHEREOF, the parties hereto have made this Amendment effective as of the day and year first above written.

                                      Pentagon Technologies Group, Inc.

                                      By:  /s/ Daniel P. Buettin
                                           -------------------------------------
                                           Daniel P. Buettin, Vice President and
                                           Chief Financial Officer

                                      BORROWERS:
                                      MPW Industrial Services Group, Inc.

                                      By:  /s/ Daniel P. Buettin
                                           -------------------------------------
                                           Daniel P. Buettin, Vice President and
                                           Chief Financial Officer

                                      Aquatech Environmental, Inc.

                                      By:  /s/ Peter G. Schumacher
                                           -------------------------------------
                                           Peter G. Schumacher, Vice President
                                           and Treasurer

                                      Each of the Other Borrowers Listed
                                      on the Schedule of Subsidiary Borrowers

                                      By:  /s/ Daniel P. Buettin
                                           -------------------------------------
                                           Daniel P. Buettin, Vice President and
                                           Chief Financial Officer

 [Signatures of Lenders, Administrative Agent, LC Issuer and Documentation Agent
                          Continued on Following Pages]

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                                             BANK ONE, NA,
                                              as a Lender and as Administrative
                                              Agent and LC Issuer


                                             By: /s/ Michael R. Zakshesky
                                                 -------------------------------

                                             Name: Michael R. Zaksheksy
                                                   -----------------------------

                                             Title: Vice President
                                                    ----------------------------

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                                             NATIONAL CITY BANK,
                                              as a Lender and as Documentation
                                              Agent


                                             By: /s/ Brian T. Strayton
                                                 -------------------------------

                                             Name: Brian T. Strayton
                                                   -----------------------------

                                             Title: Vice President
                                                    ----------------------------

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                                             LASALLE BANK NATIONAL ASSOCIATION


                                             By: /s/ Bijon Talaie
                                                 -------------------------------

                                             Name: Bijon Talaie
                                                   -----------------------------

                                             Title: Commercial Banking Officer
                                                    ----------------------------

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                                             SUNTRUST BANK,
                                             (fka SunTrust Bank, Central
                                             Florida, N.A.)


                                             By: /s/ Stephen L. Leister
                                                 -------------------------------

                                             Name: Stephen L. Leister
                                                   -----------------------------

                                             Title: Vice President
                                                    ----------------------------

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                        SCHEDULE OF SUBSIDIARY BORROWERS

MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Filtration Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
ESI International, Inc.
ESI-North Limited
Gauthier Enterprises, Inc.
MPW Industrial Services of Indiana, LLC
MPW Industrial Cleaning Corp.

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                       CONSENT AND AGREEMENT OF GUARANTORS

         Each of the undersigned, MPW Industrial Services, Ltd. and MPW Industrial, Sociedad de Responsibilidad Limitada de Capital Variable (the "Guarantors"), being a guarantor pursuant to the Subsidiary Guaranty dated as of October 20, 1999 in favor of Lenders (the "Guaranty") whereby each of Guarantors has guaranteed the payment and performance of the Borrowers' obligations and indebtedness owed to Lenders, joins in the execution of this Amendment and hereby consents and agrees to the terms, conditions, execution and performance of the this Amendment. Each of Guarantors has read and understands all terms and provisions of the Guaranty, the Bank Documents and this Amendment, and agrees that all of the terms, covenants and conditions of, and the obligations of each of Guarantors under, the Guaranty shall continue in full force and effect and be binding upon Guarantors.

         Each of Guarantors represents and warrants that all representations and warranties contained in the Guaranty are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of this date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each of Guarantors hereby reaffirms its liability to Lenders under the Guaranty and all other agreements and instruments executed by each of Guarantors for the benefit of Lenders in connection therewith. Each of Guarantors agrees that Administrative Agent, each Lender, LC Issuer and Documentation Agent have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender, LC Issuer or Documentation Agent is in default under any obligation any of them has or ever did have to either of Guarantors under the Guaranty or the other Bank Documents or any other agreement.

         Each of Guarantors acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, each of Guarantors is not required by the terms of the Guaranty or any other Bank Document to consent to the terms of this Amendment, and (ii) nothing in the Guaranty, this Amendment or any other Bank Document shall require, or be deemed to require, the consent of either of Guarantors to any future amendments to any Bank Document.


GUARANTOR:                                  GUARANTOR:

MPW Industrial Services, Ltd.               MPW Industrial, Sociedad de
                                            Responsibilidad Limitada de Capital
                                            Variable
By:   /s/ Daniel P. Buettin
      ---------------------                 By:  /s/ Daniel P. Buettin
Name:  Daniel P. Buettin                         ---------------------
       --------------------                 Name:  Daniel P. Buettin
Title:   Vice President                            -------------------
         ------------------                 Title:    Vice President
                                                      ----------------

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